STATE OF NEW YORK
DEPARTMENT OF LABOR
BUILDING #12
STATE CAMPUS
ALBANY, NY  12240-0052


         THIS AGREEMENT, made this 1st day of June in the year One thousand, nine hundred and ninety-eight, by and between Spanlink Communications, 7125 Northland Terr., Minneapolis, MN 55428, the "Vendor", and the State of New York, Department of Labor, the "Customer".

         WITNESSETH, that the Vendor, in consideration of the agreements made by the Customer, and the Customer, in consideration of the agreements herein made by the Vendor does hereby as follows:

         ARTICLE I. The Vendor shall perform on-site maintenance on the Department's AT&T Conversant equipment as specified in Bid #39E, opened in Albany, New York at 10:05 a.m., on the 27th day of May, 1998, which together with all appendices is hereby made a part of this agreement.

         ARTICLE II. It is hereby mutually agreed between the Vendor and the Customer hereto that the sum to be paid by the Customer to the Vendor for said services shall be as follows:

         Two hundred seventy-five thousand, one hundred eighty-four dollars and zero cents ($275,184.00).

         ARTICLE III. This agreement shall be in effect from June 1, 1998, through May 31, 1999.

         ARTICLE IV. This agreement is subject to cancellation by the Customer, upon fifteen (15) days notice in writing to the Vendor.

         ARTICLE V. That Appendix A, Article 15A, The MacBride Fair Employment Principles, the Omnibus Procurement Act of 1992 and the Year 2000 Date Change Warranty are hereby made a part of this agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hand and seals, the day and year first written.

         STATE OF MINNESOTA, COUNTY OF HENNEPIN. On the 5th day of June, Nineteen hundred and ninety-eight, before me personally came Timothy Briggs, to me known, who being by me duly sworn, did depose and say that he resides at 3011 North Innsbruck Drive, New Brighton, Minnesota, that he is the Vice President and Chief Financial Officer of Spanlink Communications Inc., the Corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said Corporation.


                                                  /s/ Patricia Ann Rilley
                                                   Notary Public (affix stamp)




Agency Certification
"In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract."

Spanlink Communications                      NYS DEPT. OF LABOR


/s/ T. E. Briggs                             /s/ Cathleen M. Wheat
Authorized Signature                         Authorized Signature


Timothy E. Briggs                            Cathleen M. Wheat
Printed Name                                 Printed Name


Vice President and CFO                       Administrative Aide
Title                                        Title

6/5/98                                       JUN 08 1998
Date                                         Date


NYS ATTORNEY GENERAL                         STATE COMPTROLLER

APPROVED AS TO FORM                          Daniel J. Ryan
NYS ATTORNEY GENERAL
JUN 17 1998                                  JUL 24 1998
PETER FAVRETTO
ASSOCIATED ATTORNEY

Date                                         Date

Bid 39E Specifications

On-site maintenance to include all parts and labor necessary to maintain or restore all covered equipment to its proper working order.

Maintenance is to be performed during normal working hours, Monday through Friday, 8:00 a.m. to 5:00 p.m., except State holidays.

Preventative maintenance as specified by the manufacturer's recommendations. PM's shall include, but are not limited to: cleaning, testing and replacement of parts with a history of wear.

All replacement parts and products should be available at all times.

Similar equipment may be added at any time to the contract. Equipment may be deleted at any time during the term of the contract. Any equipment added or deleted must be invoiced on a pro-rated basis.

Site locations for equipment may be added or deleted at any time.

Vendors must show proof that they are an authorized service provider.

No subcontracting is allowed without prior written approval from the Dept. of Labor. If vendor is planning to subcontract, subcontractor's name and address must be submitted with the bid.

Should the Department allow subcontracting, any work performed by the subcontractor must be invoiced through the vendor holding the contract. The Department twill only pay the awardee.

Response time must be within 2 hours for a call for service to an 800 number and on-site service must be performed within 4 hours.

The contract may be renewed, in writing, at its expiration. The original contract and its renewals may not exceed a total of five (5) years.

Any increases to the contract and its renewals may not exceed 5% or CPI, whichever is lower. Vendor is to submit the current CPI when submitting renewal pricing.

Vendor must guarantee that the pricing offered is lower or as low as any pricing offered to any other customer.

All contracts are subject to approval by the NYS Dept. of Labor, the State Attorney General's Office, and the Office of the State Comptroller.

Appendix A, Article 15A, the MacBridge Fair Employment Principles, the Omnibus Procurement Act of 1992 and Year 2000 Date Change Warranty (whether it pertains to this type of contract or not) are hereby made apart of the contract.

All bid specifications are hereby made apart of the contract.

The Dept. of Labor reserves the right to reject any or all bids that are not in the best interest of the State of New York.

The award will be based upon the lowest total amount of the bid proposal. The vendor is to submit with their bid a cost per hour and/or service call charge on repairs outside the designated scope of the bid. This should be for weekends/holidays or for hours outside the bid.

Please indicate in your bid response a procedure to be used by the Department's Customer Support Staff to report problems to a single point of contact.

Upon resolution of an outage, vendor must call the Department's Customer Support Staff to close the outage. Vendor must provide all close-out information (ex: type of problem, resolution, parts replaced) and verify with a Customer Service Representative that the device is operational.

Vendor must provide problem escalation procedures and a detail of how the vendor will escalate its dedication of support and management staff.

                   ADDITIONAL BID SPECIFICATIONS FOR BID #39E


Maintenance is to include monitoring and alarm software for an automated 24 hour monitoring of all systems status. Vendor is to describe the software and its capabilities in their bid response.

The vendor is to notify the Dept.'s Customer Support Staff of any emergency, recovery, or inoperative conditions as soon as they occur, including weekends and holidays.

Trained technicians are required to perform all service. Technicians should have a minimum of two years experience on this type of equipment.

Vendor must have a supply of replacement equipment available and should detail this supply in their bid response.

Systems must be operational within 24 hours of notice to the vendor of a problem. If a system cannot be repaired within this time, vendor must be able to replace all or part of the in-operational system.